Exhibit 10.2

1 February 2021
To: ING Bank N.V., London Branch 8-10 Moorgate London EC2R 6DA Attention: Loans Agency / Ibironke Sofowora as Agent under the Facility Agreement (as defined below)
Dear Sirs
Ferguson plc - US$1,100,000,000 Facility Agreement dated 10 March 2020 between, amongst others, Ferguson plc and Ferguson UK Holdings Limited (formerly Wolseley Limited) as Original Borrowers and Original Guarantors, and ING Bank N.V., London Branch as Agent (the “Facility Agreement”).
1.Background
1.1We refer to the Facility Agreement.
1.2Terms defined in the Facility Agreement have the same meanings when used in this letter unless given a different meaning in this letter.
1.3This is an Initial Extension Request for the purposes of Clause 6 (Extension option) of the Facility Agreement.
2.Initial Extension Request
2.1Pursuant to Clause 6(a), we hereby request that the Termination Date be extended to 10 March 2026, being the sixth anniversary of the date of the Facility Agreement.
2.2As consideration for a Lender providing its consent to this Initial Extension Request (each consenting Lender an “Extending Lender”), we propose to pay a fee to the Agent (for the account of each Extending Lender) equal to 2.5 basis points on that Extending Lender’s Commitment on the date which it gives its consent (the “Fees”).
2.3The Fees shall become due and payable within 5 Business Days of the first anniversary of the Facility Agreement.
2.4We would be grateful if you would notify each of the Lenders of this Initial Extension Request and advise us of their responses as soon as possible but in any event before 5 p.m. (CET) on 24 February 2021.
3.Confirmation
3.1We confirm (for ourselves and as agent for and on behalf of each Obligor) that no Event of Default is continuing or would result from the proposed extension.
4.Governing law
4.1The Initial Extension Request and any non-contractual obligations arising out of or in relation to this Initial Extension Request are governed by English law.

Yours faithfully

/s/ Phil Scott
Phil Scott, Group Head of Tax & Treasury
for and on behalf of Ferguson plc
for itself and as agent for and on behalf of each Obligor

This request is hereby agreed and consented to by all Lenders Signed on behalf of all lenders 25th Feb 2021
ING Bank N.V., London Branch

/s/ Ibrionke Sofowora	/s/ Gracinda Araujo
Ibironke Sofowora	Gracinda Araujo
Authorised Signatory	Authorised Signatory